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                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 CURRENT REPORT
                                 --------------

                         Pursuant to Section 13 or 15(d)
                          of the Securities Act of 1934

       Date of Report (Date of earliest event reported) September 21, 2000
                                                        ------------------

                          MOMENTUM HOLDINGS CORPORATION
                   formerly known as Buffalo Capital VIII, Ltd
             (Exact name of Registrant as specified in its charter)



             Delaware                      0-23873               13-4099008
  (State or other jurisdiction           (Commission          (I.R.S. Employer
of incorporation or organization)        File Number)        Identification No.)




                        36 West 25th Street, Second Floor
                            New York, New York 10010
              (Address of principal executive offices and Zip Code)



                                 (212) 414-2700
               (Registrant's telephone number including area code)


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                                    FORM 8-K
                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                          of the Securities Act of 1934

References in this document to "us," "we," or "the Company" refer to Momentum Holdings Corporation and its subsidiary.

Item 1.  Changes in Control of Registrant.

         Note Applicable

Item 2.  Acquisition or Disposition of Assets.

         Not Applicable

Item 3.  Bankruptcy or Receivership.

         Not Applicable

Item 4.  Changes in Registrant's Certifying Accountant.

         On May 5, 2000, we engaged the firm of Marden, Harrison & Kreuter, CPA's, 1311 Mamaroneck Avenue, White Plains, NY 10605, as our independent accountants for the fiscal year ended December 31, 2000.. Our former certified public accountants, Comiskey & Company, P.C., CPA's resigned effective the date of engagement of the new accountants. The change of accountants was approved by our Board of Directors. In the period from the date of engagement to the date of their resignation on the date of engagement of our new accountants, we and our former certified public accountants, Comiskey & Company, P.C., CPA's had no disagreements nor other events reportable under Item 304 of Regulation S-K, including, but not limited to, any disagreements during our most recent fiscal year and any subsequent interim period preceding the date of resignation. Further, the former auditor's report on the financial statements did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. A copy of a letter from our former accountants confirming the above disclosure is attached hereto.

Item 5.  Other Events

         Not Applicable

Item 6.  Resignation of Registrant's Directors.

         Not Applicable

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         Accountants' Letter

Item 8.  Change in Fiscal Year.

         Not Applicable

Item 9.  Sales of Equity Securities Pursuant to Regulation S.

         Not Applicable

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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      MOMENTUM HOLDINGS CORPORATION

Dated: September 21, 2000             By:    /s/ Mark Balsam
                                         ---------------------------------------
                                      President


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                                 EXHIBIT INDEX


Exhibit No.                       Description
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    16                        Accountant's Letter